Exhibit 3.5

Amended and Restated Bylaws

Of

Waters Corporation

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the Chair of the Board of Directors or the President and shall be called by the Chair of the Board of Directors, the President or the Secretary at the request in writing of stockholders holding together at least 50% of the number of shares of stock outstanding and entitled to vote at such meeting. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

SECTION 3. Notice of Meetings. Except as otherwise provided in these Bylaws or by law, a written notice of each meeting of the stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at each stockholder’s address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that, at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for the purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws.

SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the Chair of the meeting, as determined by Section 6, or the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or set forth in the notice of meetings given in accordance with this Section 5. At the adjourned meeting, the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 6. Organization; Conduct of Meetings. The Chair of the Board of Directors or, in such person’s absence, the Vice Chair of the Board of Directors shall call all meetings of the stockholders to order, and shall act as Chair of such meetings. In the absence of the Chair of the Board of Directors and the Vice Chair of the Board of Directors, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chair. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chair may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare, no later than the 10th day before each meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date in the manner provided by law.

The Board of Directors may to the extent not prohibited by law adopt such rules and regulations for the conduct of any meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may to the extent not prohibited by law, include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. The Chair of the meeting’s rulings on procedural matters shall be final. Unless and to the extent determined by the Board of Directors or the Chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by these Bylaws, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected as specified in Article II, Section 1(b) of these Bylaws and, whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 8. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

SECTION 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10. Advance Notice for Election of Directors and Other Business.

(a) Nominations of persons for election to the Board of Directors and the proposal of any other business to be considered by the stockholders may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 10(a), on the record date for the determination of stockholders entitled to vote at such meeting, and at the time of the meeting, (B) is entitled to vote at such meeting and (C) complies with the notice procedures set forth in this Section 10 or (iii) solely with respect to nominations of persons for election to the Board of Directors, by an Eligible Stockholder whose Stockholder Nominee is included in the Corporation’s proxy materials for the annual meeting pursuant to Article I, Section 11. Clause (ii) of this Section 10(a) shall be the exclusive means for a stockholder to make nominations (other than pursuant to Clause (iii) of this Section 10(a) and Article I, Section 11) or submit other business before an annual meeting of stockholders (other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(b) Without qualification, in addition to any other applicable requirements, for a nomination to be made or any other business to be properly brought before an annual or special meeting by a stockholder pursuant to Article I, Section 10(a)(ii), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation in accordance with Article I, Section 10(c). To be timely, a stockholder’s notice must be delivered to the Secretary (i) in the case of an annual meeting, not earlier than the Close of Business on the 120th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than the Close of Business on the 90th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th calendar day prior to the date of such annual meeting and not later than the Close of Business on the later of the 90th calendar day prior to the date of such annual meeting or the tenth calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders, not later than the Close of Business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual or a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

(c) To be in proper form, a stockholder’s notice to the Secretary must:

(i) set forth, as to the stockholder of record giving the notice (the “Noticing Stockholder”) and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each, a “Holder”): (A) the name and address as they appear on the Corporation’s books of each Holder and the name and address of any Stockholder Associated Person (as defined herein), (B) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each Holder and any Stockholder Associated Person (provided, however, that for purposes of this Section 10(c), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership of at any time in the future), (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each Holder and any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any shares of any security of the Corporation, (4) any Short Interest held by each Holder and any Stockholder Associated Person presently or within the last 12 months in any security of the Corporation (for purposes of this Section 10, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any vote to be taken at any annual or special meeting of stockholders of the Corporation or any other entity with respect to any matter that is substantially related, directly or indirectly, to any nomination or business proposed by any Holder under this Section 10, (6) any rights to dividends on the shares of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, and (7) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder and any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity (Sub-clauses (1) through (7) above of this Section 10(c)(i)(B) shall be referred, collectively, as the “Ownership Information”), (C) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) a representation whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (E) a certification that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (F) a representation as to the accuracy of the information set forth in the notice, and (G) with respect to each person nominated for election to the Board of Directors, include (1) a completed and signed questionnaire, representation and agreement and any and all other information required by Article I, Section 10(g) and (2) the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(ii) if the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, (B) the text, if any, of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and any material interest of each Holder and any Stockholder Associated Person in such business and (D) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(iii) set forth, as to each person, if any, whom the Noticing Stockholder proposes to nominate for election to the Board of Directors (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (present and for the past five years), (C) the Ownership Information for such person and any member of the immediate family of such person, or any Affiliate or Associate of such person, (D) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a Director if elected), and (E) a complete and accurate description of all agreements, arrangements and understandings between such person, on the one hand, and each Holder and any Stockholder Associated Person, on the one hand, during the prior three years, including, without limitation, a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years between such person and such parties (including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant).

(d) A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three Business Days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to any nomination, the Noticing Stockholder shall deliver to the Corporation no later than seven Business Days prior to the date of the annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

(e) The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including, without limitation, such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (i) the eligibility of such proposed nominee to serve as a Director of the Corporation, (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (iii) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(f) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 or Article I, Section 11, shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the Chair of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Article I, Section 10(c)(i)(D)) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the Noticing Stockholder (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(iii) For purposes of this Section 10 and Article I, Section 11, as applicable,

(A) “Affiliate(s)” and “Associate(s)” shall have the meanings attributed to such terms in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder.

(B) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close.

(C) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day.

(D) “delivery” of any notice or materials by a stockholder as required to be “delivered” under this Section 10 shall be made by both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation, and (2) electronic mail to the Secretary at CorporateSecretary@Waters.com or such other email address for the Secretary as may be specified in the Corporation’s proxy statement for the annual meeting of stockholders immediately preceding such delivery of notice or materials.

(E) “public announcement” shall mean any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(F) “Stockholder Associated Person” shall mean as to any Holder (1) any Affiliate or Associate of such Holder, (2) any person controlling, controlled by or under common control with such Holder, and (3) any member of the immediate family of such Holder.

(iv) Notwithstanding the foregoing provisions of this Section 10, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in the Corporation’s Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10. Nothing in this Section 10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement, or (B) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock designation.

(g) Submission of Questionnaire. Representation and Agreement. To be eligible to be a nominee for election as a Director of the Corporation pursuant to Article I, Section 10(a)(ii), a proposed nominee must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 10) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request), (ii) an irrevocable, contingent resignation to the Board of Directors, in a form acceptable to the Board of Directors, and (iii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a Director of the Corporation.

SECTION 11. Proxy Access for Director Nominations.

(a) Proxy Access. Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 11, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors, including through a committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by any stockholder or group of no more than 20 stockholders (provided that a group of funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder) that satisfies the requirements of this Section 11 (the “Eligible Stockholder”), and who expressly elects at the time of providing a notice that names the Stockholder Nominee and otherwise satisfies the requirements of this Section 11 (the “Notice of Proxy Access Nomination”) to have the Stockholder Nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 11. For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the Exchange

Act, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words and which may include a chart, graph or other image, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”), provided that any words appearing in such chart, graph or other image shall be counted in calculating the 500-word limit. An Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) may submit one Statement for each of its Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 11, the Corporation may (A) omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation, and (B) solicit against any Stockholder Nominee or include in the Corporation’s proxy statement its own statement or other information relating to any Eligible Stockholder or Stockholder Nominee.

(b) Timeliness of Notice. To nominate a Stockholder Nominee, the Eligible Stockholder must timely submit to the Secretary of the Corporation at the principal executive offices of the Corporation the Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than 150 days and no later than 120 days before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders, or, if the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the Close of Business on the tenth day after public announcement of the meeting date. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.

(c) Maximum Number of Stockholder Nominees.

(i) Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two (2) or (B) 20% of the number of Directors (rounded down to the nearest whole number) in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 11 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced.

(ii) Persons Considered in Calculation of Maximum Number of Stockholder Nominees. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 11 has been reached: (A) any Stockholder Nominee whom the Board of Directors decides to nominate as a Board of Directors’ nominee, (B) any Stockholder Nominee who is subsequently withdrawn, (C) any incumbent Director who had been a Stockholder Nominee or a nominee of a stockholder pursuant to the advance notice requirements set forth in Article I, Section 10, in each case, at any of the preceding two annual or special meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors and, without duplication, (D) the number of incumbent Directors who are not Stockholder Nominees and who will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Board of Directors) nominee pursuant to any agreement, arrangement or other understanding between the Corporation and any stockholder or group of stockholders.

(iii) Ranking Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of nominees provided for in this Section 11, the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. For the purpose of the foregoing, in the event that the Notice of Proxy Access Nomination of two or more Eligible Stockholders disclose the ownership of an identical number of shares of common stock, such Eligible Stockholders’ Stockholder Nominees will be selected in the order (earliest date to latest date) that the Notice of Proxy Access Nomination was received by the Corporation from each such Eligible Stockholder. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv) Exclusion of Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 11, if the Secretary of the Corporation receives notice pursuant to Article I, Section 10 of these Bylaws that a stockholder intends to nominate for election at a meeting such number of nominees that, together with the Stockholder Nominees otherwise eligible to be included in the Corporation’s proxy materials pursuant to this Section 11, is greater than or equal to 50% of the total number of Directors to be elected at such meeting, the maximum number of Stockholder Nominees eligible to be included in the Corporation’s proxy materials with respect to such meeting shall be reduced in whole-number increments, subject to a minimum of zero, until the total number of Directors to be elected at such meeting pursuant to Article I, Section 10 of these Bylaws and this Section 11 shall be less than 50% of the total number of Directors to be elected at such meeting. If the Secretary of the Corporation receives notice pursuant to Article I, Section 10 of these Bylaws that a stockholder intends to nominate for election at such meeting a number of nominees that is greater than or equal to 50% of the total number of Directors to be elected at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 11.

(d) Ownership. For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder (or any of its Affiliates) in any transaction that has not been settled or closed, (B) borrowed by such stockholder (or any of its Affiliates) for any purposes or purchased by such stockholder (or any of its Affiliates) pursuant to an agreement to resell or (C) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its Affiliates’) rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares and/or (2) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such stockholder (or Affiliate). An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which (x) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five Business Days’ notice, and recalls such loaned shares not more than five Business Days after being notified that any of its Stockholder Nominee(s) will be included in the Corporation’s proxy materials or (y) the Eligible Stockholder has delegated any voting power with respect to such shares by means of proxy, power of attorney, or other instrument or arrangement, provided that such proxy, power of attorney or other instrument or arrangement is revocable at any time by the Eligible Stockholder, and the Eligible Stockholder revokes such proxy, power of attorney, or other instrument or arrangement not more than five Business Days after being notified that any of its Stockholder Nominee(s) will be included in the Corporation’s proxy materials. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes will be determined by the Board of Directors.

(e) Required Ownership Percentage; Minimum Holding Period. In order to make a nomination pursuant to this Section 11, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 11 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 11, the “Required Ownership Percentage” is three percent or more, based on the number of shares of the Corporation’s common stock outstanding as of the most recently reported date set forth in the Corporation’s most recent filing with the SEC containing such information, and the “Minimum Holding Period” is three years.

(f) Information to Be Provided.

(i) Information to Be Provided by Eligible Stockholder. The Notice of Proxy Access Nomination must include: (A) in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five Business Days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and immediate notice if the Eligible Stockholder ceases to own the Required Shares prior to the date of the applicable annual meeting of stockholders; (B) documentation in form and substance reasonably satisfactory to the Corporation demonstrating that any group of funds being counted as one stockholder in meeting the definition of Eligible Stockholder are entitled to be treated as one stockholder for purposes of this Section 11; (C) a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act (or any successor provisions); (D) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article I, Section 10 of these Bylaws; (E) in the case of a nomination by a group of stockholders, that together is an Eligible Stockholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; (F) representations and agreements in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and neither the Eligible Stockholder nor the Stockholder Nominee nor their respective Affiliates and Associates is holding any securities of the Corporation with the intent to change or influence control at the Corporation, (2) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (3) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (4) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (5) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (6) will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (G) an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 11.

(ii) Information to Be Provided by Stockholder Nominee. The Notice of Proxy Access Nomination must include a written representation and agreement from the Stockholder Nominee in form and substance reasonably satisfactory to the Corporation that such person (A) consents to being named in the proxy statement as a nominee and, if elected, intends to serve as a Director for the entire term for which such person is standing for election, (B) is not and will not become a party to (1) any Voting Commitment that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed therein, (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed, and all of the Corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (F) will irrevocably resign, with such resignation to become automatically effective upon determination by the Board of Directors (excluding for this purpose the Stockholder Nominee) that (1) such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 11 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 11), (2) any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 11) was not, when provided, true and correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or (3) the requirements of this Section 11 had not otherwise been met by the Eligible Stockholder or the Stockholder Nominee.

(iii) Additional Information. At the request of the Corporation, each Stockholder Nominee for election as a Director of the Corporation must promptly, but in any event within five Business Days after such request, submit all completed and signed questionnaires required of Directors and officers to the Secretary of the Corporation. The Corporation may request such additional information, or such of the foregoing information in a form provided by the Secretary upon written request, as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 11.

(g) Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect.

(h) Exclusions. The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 11, a Stockholder Nominee (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Article I, Section 10 of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s Directors, in each case as determined by the Board of Directors, (iv) who does not qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was not true or correct in any material respect or that omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (x) if such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 11 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 11) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 11) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 11 have not otherwise been met.

(i) Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairperson of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the Board of Directors or the chairperson of the meeting, (ii) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached or failed to comply with any of its or their obligations under this Section 11 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 11) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 11) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 11 have not otherwise been met, as determined by the Board of Directors or the chairperson of the meeting, or (iii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 11. In addition, the Corporation will not be required to include in its proxy materials any successor or replacement Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(j) Group Membership. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 11.

(k) Restrictions on Successive Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings. For the avoidance of doubt, this Section 11(k) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Article I, Section 10 of these Bylaws.

ARTICLE II

Board of Directors

SECTION 1.

(a) Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the exact number of such Directors shall be fixed from time to time by the affirmative vote of a majority of the Board of Directors, who need not be stockholders of the Corporation. The Directors shall, except as hereinafter otherwise provide for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. The number of Directors may be altered from time to time by amendment of these Bylaws.

(b) Procedure for Stockholder Election of Directors; Required Vote. At any meeting of the stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the affirmative vote of a majority of the votes cast with respect to the Director, provided that Directors shall be elected by the affirmative vote of a plurality of the votes cast at any such meeting if in connection with such meeting (i) the Secretary shall have received a notice that one or more stockholders has proposed to nominate one or more persons for election or re-election to the Board of Directors, which notice purports to be in compliance with the advance-notice requirements for Stockholder Nominees for director set forth in Article I, Section 10 or Article I, Section 11, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements and (ii) such nomination or nominations shall not have been formally and irrevocably withdrawn by such stockholder at the Close of Business on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation. For purposes of this Section 1(b), votes cast shall include votes for, against or to withhold authority for a Director. An abstention or broker non-vote shall not count as a vote cast with respect to a Director. If an incumbent Director fails to be reelected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board of Directors, such Director shall continue to serve until the next annual meeting and until such Director’s successor is duly elected, or such Director’s earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 2 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 1(a) of these Bylaws.

SECTION 2. Removal, Vacancies and Additional Directors. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that, whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may only be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining director, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal.

When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors from time to time shall determine.

SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chair of the Board of Directors, the Vice Chair of the Board of Directors or by a majority of the Board of Directors.

Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be delivered personally or transmitted by electronic transmission, telegraph facsimile, telex or sent by certified, registered or overnight mail at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

SECTION 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 7. Chair; Vice Chair; Secretary. The Chair of the Board of Directors or, in such person’s absence, the Vice Chair of the Board of Directors shall preside at all meetings of the Board of Directors. In the absence of the Chair of the Board of Directors and the Vice Chair of the Board of Directors, a Chair shall be elected from the Directors present. The Chair and Vice Chair of the Board of Directors shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chair may appoint any person to act as Secretary of the meeting.

SECTION 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (the “DGCL”) to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (b) adopting, amending, or repealing any by-laws of the Corporation. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.

SECTION 9. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

ARTICLE III

Officers

SECTION 1. Officers. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board of Directors. Such officers shall have the authority and duties delegated to each of them, respectively, by these by-laws or the Board of Directors from time to time. The officers of the Corporation may be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 8 of this Article III. The officers of the Corporation shall be elected annually by the Board of Directors at the meeting of the Board of Directors held after the annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the death of any officer, such officer’s resignation, such officer’s removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 2. Powers and Duties of the Chair of the Board of Directors. The Chair of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

SECTION 3. Powers and Duties of the Vice Chair of the Board of Directors. In the absence of the Chair of the Board of Directors, the Vice Chair of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

SECTION 4. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its operations and shall perform all duties incident to the office of President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

SECTION 5. Powers and Duties of the Vice President. Each Vice President shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the President.

SECTION 6. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; such person shall attend to the giving or serving of all notices of the Corporation; such person shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the President shall authorize and direct; such person shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and such person shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the President.

SECTION 7. Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into such person’s hands; such person may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositories as the Board of Directors may designate; such person shall sign all receipts and vouchers for payments made to the Corporation; such person shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors or the President shall render statements of such accounts; such person shall, at all reasonable times, exhibit such person’s books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and such person shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the President.

SECTION 8. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board of Directors may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

SECTION 9. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board of Directors shall require.

SECTION 10. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chair of the Board of Directors, the Vice Chair of the Board of Directors, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 11. Compensation of Officers. The compensation of the executive officers of the Corporation shall be fixed from time to time by, and the compensation of other officers of the Corporation elected by the Board of Directors shall be recommended from time to time by, the compensation committee of the Board of Directors, if such committee is then established or, if such committee is not then established, by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

ARTICLE IV

Stock – Seal – Fiscal Year

SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of shares of stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. All certificates shall be signed by the Chair of the Board of Directors, the Vice Chair of the Board of Directors, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

SECTION 2. Lost, Stolen or Destroyed Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 3. Transfer of Shares. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer of shares. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, these by-laws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 4. Regulations. The Board of Directors shall have power and authority to make such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5 at the adjourned meeting.

SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chair of the Board of Directors or the President.

SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE V

Miscellaneous Provisions

SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depositary by the Treasurer, or otherwise as the Board of Directors may from time to time, by resolution, determine.

SECTION 2. Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors, pursuant to a delegation of authority approved by resolution of the Board of Directors, shall have authority (subject to the limitations set forth in any delegation of authority approved by the Board of Directors) to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks or trust companies as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills receivable and other commercial paper and evidences of debt, at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or other written obligations of the Corporation on such terms, and with such provisions as to the securities including the sale or disposition thereof, as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks or trust companies any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. The officers of the Corporation or any of them shall from time to time certify the signatures of the officers or agents so authorized, which may include the signature of such certifying officer or officers, to each bank or trust company so designated by the Board of Directors; and each such bank or trust company is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall have been received by such bank or trust company.

SECTION 3. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 4. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors, the Chair of the Board of Directors or the President.

SECTION 5. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VI

Amendments

These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof, including the Bylaws adopted by the Board of Directors, may be altered, amended or repealed and other Bylaws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

ARTICLE VII

Indemnification of Officers and Directors

SECTION 1. General. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as Director.

ARTICLE VIII

Offices

SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE IX

Exclusive Jurisdiction for Certain Actions

SECTION 1. Forum for Adjudication of Disputes.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws of the Corporation (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws of the Corporation, (v) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. For the avoidance of doubt, this Section 1(a) of Article IX shall not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any Director or officer of the Corporation.

(c) Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

Emergency Bylaws

SECTION 1. Emergency Bylaws.

(a) During periods of emergency resulting from an attack on the United States of America or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, and a declaration of national emergency by the United States government or other similar emergency condition, the provisions of this Article X shall apply notwithstanding any different provisions elsewhere contained in these Bylaws.

(b) Whenever, during such emergency irrespective of whether a quorum of the Board of Directors or a standing or special committee thereof can readily be convened for action, a meeting of such Board of Directors or committee thereof may be called by any officer of the Corporation or Director by a notice of the time and place given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. Three Directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers of the Corporation or other persons present who have been designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed Directors for such meeting.

(c) The Board of Directors, both before or during any such emergency, may provide and modify lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(d) The Board of Directors, both before or during any such emergency, may, effective as of the emergency, change the principal executive office or designate several alternative principal executive offices or regional offices or authorize the officers of the Corporation so to do.

(e) No Director or officer or employee of the Corporation acting in accordance with this Article X shall be liable for any act or failure to act, except for willful misconduct.

(f) To the extent not inconsistent with this Article X, all other Articles of these Bylaws shall remain in effect during any emergency described in this Article X and, upon termination of the emergency (to be determined by the Board of Directors in its sole discretion), the provisions of this Article X shall cease to be operative.

ARTICLE XI

Severability

SECTION 1. Severability. If any provision or provisions in these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance, and of the remaining provisions in these Bylaws, and the application of such provision or provisions to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Adopted on December 6, 1991

Amended and Restated on August 16, 1994

Amended and Restated effective November 21, 1995

Amended and Restated effective December 13, 2006

Amended and Restated effective May 11, 2010

Amended and Restated effective October 16, 2013

Amended and Restated effective December 5, 2017

Amended and Restated effective October 8, 2020

Amended and Restated effective February 23, 2024